UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 10, 2003
(Date of earliest event reported)

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007
(Address of principal executive offices)

(847) 700-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.            Other Events

This week, UAL Corporation is beginning to present its updated business plan to its Board of Directors, Creditors' Committee and potential sources of exit financing. In connection with the development of this business plan and the Company's preparation for exit, based on numerous factors, including the competing claims of the Company's constituencies against UAL and its bankruptcy estates, the Company has concluded that its assets will be insufficient to permit any meaningful distribution to its equity holders. In light of this conclusion, the Company believes that its equity securities have little or no value and it is highly likely that the equity in UAL will be canceled under any plan of reorganization proposed by the Company.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Francesca M. Maher______
Name:	Francesca M. Maher
Title:	Senior Vice President,
General Counsel and Secretary

Dated:  June 10, 2003